Exhibit 10.2a

AMENDED AND RESTATED UNCOMMITTED SENIOR REVOLVING SECURED

LINE OF CREDIT AGREEMENT

This Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement (this “Agreement”), dated as of April 4, 2022 (the “Effective Date”), is entered into between ExchangeRight Real Estate, LLC, a California limited liability company (“ExchangeRight”), and ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (“Lender”).

RECITALS

A. The parties entered that certain Uncommitted Senior Revolving Secured Line of Credit Agreement dated as of February 28, 2019 (the “Original Agreement”), which had a facility amount of $15,000,000.

B. The parties entered that certain Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement dated as of May 18, 2020 (the “First A&R Agreement”), which had a facility amount of $30,000,000.

C. The parties entered that certain Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement dated as of April 4, 2022 (the “Second A&R Agreement”), which had a facility amount of $75,000,000.

D. The parties entered that certain Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement dated as of November 8, 2021 (the “Third A&R Agreement”), which had a facility amount of $100,000,000

E. ExchangeRight Income Strategy, a Maryland statutory trust and the general partner of Lender (the “REIT”), is concurrently offering up to a maximum amount of $2,165,000,000, subject to an increases as set forth in the Memorandum (as applicable, “Maximum Offering Amount”), of its common shares pursuant to the terms of its confidential private placement memorandum dated as of the Effective Date (the “Memorandum”).

F. ExchangeRight desires to increase the financing facility (the “Facility”) to provide it capital in the aggregate amount of up to $250,000,000 (an amount equal to 11.55% of the current Maximum Offering Amount), as may be increased pro rata as set forth in Section 4 below (the “Facility Amount”), which ExchangeRight will use to make capital contributions to ExchangeRight Income Fund RSLCA, LLC, a Delaware limited liability company (the “SPE”), which capital contributions the SPE will use directly or through other entities (either wholly owned by the SPE or in which the SPE is an equity holder with other persons) (a “2nd Tier SPE”) to fund the acquisition, financing, or inventorying of single-tenant, net-leased retail and healthcare real estate properties throughout the United States, net leased under leases to investment-grade or other creditworthy tenants similar to the other Identified Trust Properties (collectively the “Properties”). Any Properties held by the SPE or a 2nd Tier SPE which were acquired using proceeds from the Note are referred to herein as “SPE Properties.”

G. ExchangeRight and Lender have entered into this Agreement to amend and restate the Third A&R Agreement and to evidence Lender’s agreement to make the Facility to ExchangeRight and to reflect the parties’ agreement as to how the Facility will be treated.

NOW, THEREFORE, in consideration of the premises and in further consideration of the mutual covenants and agreements herein set forth, the parties covenant and agree as follows:

AGREEMENT

1. Execution and Delivery of Note. Lender covenants and agrees to make the Facility to ExchangeRight and ExchangeRight covenants and agrees to execute and deliver the Amended and Restated Secured Revolving Note, attached hereto as Exhibit A and as may be amended, modified, supplemented or restated hereafter (the “Note”), and the other Loan Documents (as defined below), to Lender to evidence Lender’s and ExchangeRight’s obligations under the Facility.

2. Advances. ExchangeRight may borrow, subject to Lender’s approval, repay and re-borrow, subject to Lender’s approval, hereunder until the Maturity Date (as defined below), subject to the terms and conditions of this Agreement, the Note, the Subordination Agreement (as defined below), the Pledge Agreement (as defined below) and each Disbursement Request (as defined below) (collectively, the “Loan Documents”).

3. Nonrecourse, Subordination and Security. Except as contemplated by this Section 3, the Note and the Facility Amount shall be non-recourse to ExchangeRight. ExchangeRight shall cause to be delivered to Lender the Amended and Restated Subordination Agreement, dated of even date herewith, by and among each of ExchangeRight’s common equity members and Lender, attached hereto as Exhibit B and as may be amended, modified, supplemented or restated hereafter (the “Subordination Agreement”), which provides that the payment of any obligations due under the Facility, which have been accrued and are currently owed to Lender, will be senior to the payment of any profit distributions to ExchangeRight’s common equity members. The security for the Note (the “Collateral”) is the Amended and Restated Pledge Agreement, dated of even date herewith, by and between ExchangeRight and Lender, attached hereto as Exhibit C and as may be amended, modified, supplemented or restated hereafter (the “Pledge Agreement”), whereby ExchangeRight continues to pledge to Lender its membership interest in the SPE, which pledge provides that upon the occurrence of an Event of Default under the Loan Documents, Lender shall receive the right to execute an assignment of such membership interest in the SPE. The SPE Properties may be transferred by ExchangeRight into a wholly owned subsidiary of the SPE or any 2nd Tier SPE at ExchangeRight’s discretion, in which case any representation covenant or agreement contained in this Agreement or the Loan Documents related to the SPE or a 2nd Tier SPE shall also be deemed to apply to such subsidiary. If additional debt financing is used to acquire or inventory the SPE Properties, (a) the SPE Properties may be used as collateral for such financing, (b) the Note will remain secured by the Collateral and the security interest in the Collateral shall be senior to all other security interests in the Collateral; and (c) if Lender forecloses on the Collateral it will do so subject to any such financing and security interest in the Properties.

4. Facility Amount. The maximum amount available to be disbursed under the Facility at any time shall be no greater than the Facility Amount. The Facility Amount is currently $250,000,000 but shall automatically be increased if the Maximum Offering Amount of the Trust’s Class I shares is increased in excess of $2,165,000,000, and such increased Facility Amount shall be equal to the pro rata amount of the current ratio of the existing Facility Amount (11.55% of the Maximum Offering Amount) and the increased Maximum Offering Amount (i.e., if the Maximum Offering Amount is increased to $3,000,000,000, the Facility Amount shall be automatically increased to $346,500,000). Lender has a right to either increase or lower the Facility Amount upon 60 days’ notice to ExchangeRight and receipt of any reasonable documentation reflecting such increase or decrease as may be advisable. In accordance with the terms hereof, ExchangeRight and Lender shall mutually agree to any such funding. This Facility shall have the ability to be drawn until the Maturity Date. Beginning on the date hereof, any amounts that remain outstanding under the Third A&R Agreement or the Second A&R Agreement or the First A&R Agreement or the Original Agreement shall be treated in accordance with this Agreement and the Loan Documents.

5. Facility Disbursements. Subject to the terms and conditions of this Agreement and up until the Maturity Date and so long as no Event of Default has occurred and is continuing, (a) Lender may make additional loan disbursements to ExchangeRight up to the Facility Amount; (b) ExchangeRight may borrow, subject to Lender’s approval, from time to time amounts which do not, in the aggregate, exceed the Facility Amount; and (c) ExchangeRight shall have the right to repay principal and, subject to Lender’s approval, borrow additional proceeds up to the Facility Amount. Whenever ExchangeRight desires to obtain additional proceeds, ExchangeRight shall notify Lender in writing no later than 1:00 p.m. (Pacific time) on the date which is five days prior to the date on which the requested draw is to be made, which notice shall provide a list of SPE Properties to be acquired and the name of the applicable entity which will hold the SPE Property and the owners of such entity, reaffirm the representations and warranties in this Agreement and confirm that no Event of Default exists (each, a “Disbursement Request”). Subject to the terms and conditions of this Agreement and the other Loan Documents and provided that the aggregate amount of Lender’s draws does not exceed the Facility Amount, and subject to the mutual agreement of both parties to make the additional loan disbursements, Lender shall fund the requested draw on the effective date specified therefor; provided, however, that Lender shall not fund a disbursement if an Event of Default shall have occurred and be continuing or if, for any other reason, Lender shall not have agreed to such funding. The amount funded by Lender of any and all draws shall be added to the outstanding principal balance of the Facility, and interest shall accrue thereon as set forth in Section 4 of the Note.

6. Facility Payments. When any SPE Property is sold or transferred (other than to a wholly owned subsidiary of the SPE or a 2nd Tier SPE), in whole or in part, which SPE Property has been acquired using principal drawn from the Facility, ExchangeRight must repay the respective principal balance of the Facility associated with such SPE Property no later than the day before the last day of Lender’s fiscal quarter in which the sale or transfer occurs.

7. Prepayment. ExchangeRight may prepay the principal balance of the Note, in full at any time or in part from time to time.

8. Term/Maturity Date. The Facility shall have a term of five years as set forth in the Note (the “Maturity Date”).

9. Representations and Warranties. To induce the Lender to enter into the Facility and to make each disbursement under the Facility, ExchangeRight makes the representations and warranties set forth in this Section 9 to the Lender (which representations and warranties shall survive the execution and delivery of this Agreement and be deemed reaffirmed each time ExchangeRight requests a disbursement of a portion of the Facility Amount).

(a) Organization; Good-Standing; Qualification. ExchangeRight is a limited liability company duly formed, validly organized and in good standing in the State of California. The SPE is be a limited liability company duly formed, validly organized and in good standing in its state of its formation and each 2nd Tier SPE will be an entity duly formed, validly organized and in good standing in the state of its formation.

(b) Power and Authority. ExchangeRight has full power and legal authority to enter into this Agreement and each of the other Loan Documents to which it is a party. ExchangeRight has taken all action necessary for the execution and delivery of this Agreement and each of the other Loan Documents and for the performance by it of each of its obligations hereunder and thereunder.

(c) Enforceability. Upon execution and delivery by each of the parties thereto, this Agreement and each of the other Loan Documents shall be the legal, valid and binding obligations of ExchangeRight and shall be enforceable against ExchangeRight in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights or (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(d) Litigation. There are no material actions, suits, claims, investigations or adversarial proceedings pending or, to the knowledge of ExchangeRight, threatened against ExchangeRight, the SPE, any 2nd Tier SPE, the Collateral or any SPE Property.

(e) Orders; Decrees; Judgments. There are no outstanding orders, judgments, writs, injunctions or decrees of any court, government authority or arbitration or mediation panel or tribunal against or affecting ExchangeRight, the SPE, any 2nd Tier SPE, the Collateral or any SPE Property.

(f) Non-Contravention. Neither the execution and delivery of this Agreement and the other Loan Documents nor the performance by ExchangeRight of its obligations hereunder and thereunder will cause any breach, default or violation of any applicable law or require the consent or approval of any court, governmental authority or other third party.

(g) Title to Collateral. ExchangeRight has good, complete, indefeasible and marketable title to, and ownership of, the Collateral, free and clear of all liens (except those granted to Lender under the Loan Documents), defects, claims, security interests and encumbrances.

(h) Title to Real Estate. The SPE or any applicable 2nd Tier SPE has or will have good, marketable and indefeasible title in fee to its SPE Properties.

(i) Compliance. ExchangeRight, each SPE, each 2nd Tier SPE and each SPE Property complies in all material respects with all applicable laws (including with respect to applicable zoning and land use laws, regulations and ordinances and environmental laws).

(j) Physical Condition. The SPE Properties are in good condition, order and repair in all material respects and there exists no structural or other material defect or damages to the SPE Properties, whether latent or otherwise.

(k) Leases. With respect to each lease related to a SPE Property: (i) such lease is in full force and effect; (ii) there are no material defaults on the part of the landlord; (iv) to ExchangeRight’s knowledge, there is no present material default by the tenant; and (vi) it is the valid, binding and enforceable obligation of the parties thereto.

(l) Solvency. As of the date of any requested disbursement of any of the Facility Amount and after giving effect to the disbursement, (1) the present fair saleable value of ExchangeRight’s assets is greater than the amount required to pay ExchangeRight’s total debt (contingent or otherwise) and is greater than the amount that will be required to pay such debt as it matures and as it becomes absolute and matured; and (2) the present fair saleable value of the Collateral exceeds the amount outstanding under the Facility.

(m) No Event of Default. No Event of Default exists under the Third A&R Agreement or the original Loan Documents (as defined in the Original Agreement).

10. Affirmative and Negative Covenants. Until the Note is repaid in full and each of the obligations under the Loan Documents have been satisfied in full and discharged, ExchangeRight shall comply with all of the covenants set forth in this Section 10.

(a) Notices and Deliveries. ExchangeRight shall give prompt written notice to Lender of: (i) any material litigation, proceedings or investigations pending or threatened against ExchangeRight, the SPE, any 2nd Tier SPE or any SPE Property which might materially adversely affect such entity’s condition (financial or otherwise) or the SPE Properties; and (ii) any Event of Default of which ExchangeRight has knowledge.

(b) Bookkeeping. ExchangeRight shall keep proper and accurate books, records and accounts reflecting all of the financial affairs of ExchangeRight, the SPE and each 2nd Tier SPEs.

(c) Use of Proceeds. ExchangeRight shall use the net proceeds of disbursements of the Facility Amount solely for the SPE to acquire SPE Properties as set forth in the recitals to this Agreement.

(d) Payments and Obligations to the Lender. ExchangeRight shall make all payments of principal, interest and other charges as and when due under the Note and shall timely make all payments of any comply with any other obligations under the Loan Documents.

(e) Other Debts. ExchangeRight shall promptly make or cause to be made by the SPE and each 2nd Tier SPEs all payments of obligations under any debt secured by the SPE Properties.

(f) Taxes. ExchangeRight shall pay and discharge, or cause the SPE and any 2nd Tier SPEs, to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon such entities or upon their income or profits, or upon any properties belonging to any of them, including the SPE Properties.

(g) Insurance. ExchangeRight, the SPE and any 2nd Tier SPEs shall maintain adequate insurance to cover the SPE Properties.

(h) Information Requests. ExchangeRight shall furnish from time to time to the Lender all information the Lender may reasonably request. ExchangeRight shall and shall cause the SPE and any 2nd Tier SPE to permit Lender from time to time during normal business hours upon reasonable notice to examine the books, records and accounts of ExchangeRight, the SPE and any 2nd Tier SPE at the office of ExchangeRight or other person maintaining them, and to make such copies or extracts thereof as Lender shall desire.

(i) Maintain Existence. ExchangeRight shall take or cause to be taken all steps and perform or cause to be performed all actions necessary or appropriate to preserve and keep in full force and effect its, the SPE’s and any 2nd Tier SPE’s existence as an entity and such entities’ right to conduct its business.

(j) Protection of Collateral and Properties. ExchangeRight shall take, and cause the SPE or any 2nd Tier SPE to take, all reasonable steps and perform or cause to be performed all reasonable actions necessary or appropriate to protect the SPE Properties and to maintain the Lender’s perfected security interest in the Collateral. In furtherance of the foregoing, ExchangeRight shall at all times make sure that any ownership interest in the SPE shall not be governed by Article 8 of the applicable Uniform Commercial Code, authorize Lender to file with respect to the SPE and the Collateral a financing statement under the applicable Uniform Commercial Code.

(k) Compliance with Laws. ExchangeRight shall comply and shall cause the SPE and each 2nd Tier SPE to comply in all material respects with all applicable laws, including environmental laws.

(l) Change of Structure. ExchangeRight shall not, without providing at least 30 days’ prior written notice to the Lender, change its or the SPE’s legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. ExchangeRight will, prior to any change described in the preceding sentence, take all actions requested by the Lender to maintain the Lender’s security interest in the Collateral.

(m) Distributions. If an Event of Default has occurred and is continuing, ExchangeRight shall not make or cause to be made any distribution of cash, capital stock or other property of ExchangeRight to any of its members, whether such distribution would be characterized as a dividend or otherwise. ExchangeRight shall not take any action that is inconsistent with the Subordination Agreement and confirms that the members party thereto are the only members of ExchangeRight.

(n) No Encumbrances. ExchangeRight shall not permit to exist against any of the Collateral any lien, mortgage, pledge, security interest, title retention device, or other encumbrance senior to the liens and security interests of the Lender under the Security Documents.

11. Default and Remedies. An Event of Default as defined in the Note shall be an “Event of Default” under this Agreement and each other Loan Document and, after an Event of Default, Lender may exercise the remedies set forth in the Note, this Agreement, the Pledge and the other Loan Documents.

12. Fees and Expenses of the Lender. ExchangeRight shall pay, as and when incurred, all of any fees or expenses of Lender incurred in connection with enforcing its rights under the Loan Documents.

13. Indemnification. ExchangeRight agrees to indemnify, defend and hold harmless the Lender and any of its officers, directors, partners, employees, agents, controlling persons, successors and assigns (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, demands, liens, penalties and related expenses, including reasonable attorneys’ fees and expenses, incurred by or asserted against any of the Indemnified Parties arising out of, in any way in connection with, or as a result of: (a) any fact, matter, thing or event relating to ExchangeRight, the SPE, any 2nd Tier SPE and/or the SPE Properties; (b) this Agreement and the other Loan Documents (or the Third A&R Agreement or the Second A&R Agreement or the First A&R Agreement or the Original Agreement or the original Loan Documents (as defined in the Original Agreement)), (c) the occurrence of any Event of Default hereunder or under the Third A&R Agreement or the Second A&R Agreement or under the First A&R Agreement or under the Original Agreement or any event that would constitute an Event of Default upon the giving of notice and/or passage of time; (d) any federal, state or local transfer or recording taxes or filing fees which may become payable in connection with this transaction; (e) the spilling, leaking, pumping, pouring, unsettling, discharging, leaching, releasing or clean up of any hazardous materials by any person or entity on any of the SPE Properties prior to a transfer to the Lender of the Collateral or of the SPE Property to a purchaser in a foreclosure or otherwise; or (f) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of the Indemnified Parties is a party thereto; provided, however, any such indemnity shall not apply to any such losses, claims, damages, liabilities, demands, liens, penalties or related expenses arising from the gross negligence or willful misconduct of the Lender.

14. Permitted Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Each party hereto agrees not to transfer, assign, pledge, or hypothecate any right or interest in this Agreement without the prior written consent of the other party hereto; provided, however, that Lender shall be permitted to assign this Agreement and its interest in and to the Note to an affiliate of Lender without ExchangeRight’s consent. Except as permitted hereunder, any such transfer, assignment, pledge, or hypothecation made or attempted by any party hereto without the prior written consent of the other party hereto shall be void and with no effect.

15. Modification. None of the terms and provisions of this Agreement may be changed, waived, modified, discharged, or terminated except by an instrument in writing executed by the party or parties against whom enforcement of the change, waiver, modification, discharge, or termination is asserted.

16. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in either Tagged Image Format Files or Portable Document Format shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

17. Governing Law. This Agreement shall be governed by and construed, interpreted, and enforced in accordance with the laws of the State of California.

18. Submission to Jurisdiction. The parties irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of California sitting in Los Angeles, CA and of the United States District Court of the Southern District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such California state court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

19. Waiver of Venue. ExchangeRight irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

20. COMMERCIAL PURPOSES. EXCHANGERIGHT ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT THE FACILITY EVIDENCED BY THIS AGREEMENT AND THE NOTE IS FOR COMMERCIAL PURPOSES. EXCHANGERIGHT FURTHER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS ENGAGED EXCLUSIVELY IN COMMERCIAL PURSUITS AND THAT THE PROCEEDS OF THIS AGREEMENT AND THE NOTE ARE TO BE UTILIZED IN THE BUSINESS ACTIVITIES OF EXCHANGERIGHT AND WILL NOT BE UTILIZED FOR CONSUMER PURPOSES.

21. Time of Essence. Time shall be of the essence for each and every provision of this Agreement of which time is an element.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ExchangeRight: ExchangeRight Real Estate, LLC,

a California limited liability company

	By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Manager

LENDER:	ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership,

	By:	ExchangeRight Income Fund, a Maryland statutory trust; its general partner

		By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Manager

- Signature Page to Amended and Restated

Uncommitted Senior Revolving Secured Line of Credit Agreement dated April 4, 2022 -

EXHIBIT A

FORM OF AMENDED AND RESTATED SECURED REVOLVING NOTE

AMENDED AND RESTATED SECURED REVOLVING NOTE

$250,000,000 April 4, 2022

(as may be increased)     (“Effective Date”)

FOR VALUE RECEIVED, the undersigned, ExchangeRight Real Estate, LLC, a California limited liability company (“Maker”), hereby unconditionally promises to pay to the order of ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (“Payee”), at 1055 E. Colorado Blvd., Suite 310, Pasadena, CA 91106 or such other address given to Maker by Payee, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) or such increased amount as contemplated below (the “Facility Amount”), or, if less, the aggregate unpaid principal balance of loans and advances outstanding pursuant to the Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement, dated of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Loan Agreement”), by and between Maker and Payee, in either case with interest at the rate and payable in the manner stated in the Loan Agreement. The loans and advances shall be repaid as provided in the Loan Agreement, all in accordance with the terms of this Secured Revolving Note, as may be amended, modified, supplemented or restated hereafter (this “Note”).

Section 1. Definitions. When used in this Note, terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement and the following terms shall have the respective meanings specified herein:

“Drawn Interest Rate” has the meaning ascribed to it in Section 4 hereof.

“Effective Date” has the meaning ascribed to it in the Preamble hereof.

“Event of Default” has the meaning ascribed to it in Section 8 hereof.

“Facility Amount” has the meaning ascribed to it in the Preamble hereof; provided, however, the Facility Amount shall automatically be increased as contemplated by Section 4 of the Loan Agreement.

“Loan Documents” means this Note, the Loan Agreement, the Subordination Agreement, the Pledge Agreement and each Disbursement Request.

“Maturity Date” means the fifth year anniversary of the Effective Date.

“Pledge Agreement” means that certain Pledge Agreement dated of even date herewith by and between Maker and Payee, as may be amended, modified, supplemented or restated hereafter.

“Loan Agreement” has the meaning ascribed to it in the Preamble hereof.

“Subordination Agreement” means that certain Subordination Agreement dated of even date herewith by and between the common equity holders of Maker and Payee, as may be amended, modified, supplemented or restated hereafter.

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Section 2. Loan Agreement. This Note is issued in connection with the Loan Agreement and is secured by the Subordination Agreement and the Pledge Agreement.

Section 3. Advances/Disbursements. Maker may borrow, repay and re-borrow hereunder until the Maturity Date, subject to the terms and conditions of this Note, the Loan Agreement and the other Loan Documents. Beginning on the date hereof, any amounts that remain outstanding under the Third A&R Agreement or the Second A&R Agreement or the First A&R Agreement or the Original Agreement shall be treated in accordance with this Agreement and the Loan Documents.

Section 4. Payments and Interest. When the SPE or any 2nd Tier SPE sells or otherwise transfers any SPE Property (other than to a wholly owned subsidiary of the SPE or a 2nd Tier SPE), in whole or in part, which Property was been acquired using principal drawn from the Facility, Maker must repay the respective principal balance of Facility Amount associated with such Property and any unpaid interest or other costs associated with such amount no later than the day before the last day of Lender’s fiscal quarter in which the sale or transfer occurs. Except as otherwise expressly provided for herein, interest shall accrue from time to time on the outstanding Facility Amount hereof at the rate of 12% per annum on the actual average outstanding principal balance of the Facility Amount during the month ended immediately prior to the payment date (the “Drawn Interest Rate”) calculated on the basis of actual days outstanding and the actual number of days in a year. Accrued and unpaid interest shall be due and payable in arrears monthly on the first day of each calendar month. All outstanding principal and accrued and unpaid interest on this Note shall be due and payable on or before the Maturity Date in accordance with the terms of the Loan Agreement.

All payments of principal, interest, costs, expenses and fees on this Note shall be made by Maker to Payee in federal or other immediately available funds. Payments made to Payee by Maker hereunder shall be applied first, to the payment of costs, expenses and fees due from Maker to Payee arising under or in connection with this Note or the indebtedness evidenced hereby, second to accrued interest hereon and then to outstanding principal hereunder.

Section 5. Prepayments. Maker may prepay the outstanding Facility Amount of this Note, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

Section 6. Representations, Warranties and Covenants. The representations, warranties and covenants contained in the Loan Agreement are incorporated by reference herein.

Section 7. Waiver. Except as specifically provided for in this Note, Maker waives presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agrees that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof.

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Section 8. Events of Default and Remedies. An “Event of Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (a) Maker shall fail to pay when due, any principal or interest upon this Note and such failure shall continue for more than 15 business days; (b) any representation or warranty made by Maker to Payee herein, in any other Loan Document or in any other agreement or document shall prove to be untrue or inaccurate in any material respect; (c) any default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in any other Loan Document and such default shall not be cured by Maker within 15 business days following Maker’s receipt of written notice of such default; (d) this Note or any other Loan Document shall cease to be the legal, valid, binding agreement enforceable against Maker in accordance with its terms or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the rights, titles, interests, remedies, powers or privileges intended to be created thereby (including, without limitation, if Lender’s security interest in the Collateral is not effective); or (e) Maker shall (i) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (ii) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (f) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of Maker, or of all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

Upon the occurrence of any Event of Default, Lender hereof may, at its option, (A) declare the entire unpaid balance of principal and accrued interest upon this Note to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to Section 7 hereof, (B) reduce any claim to judgment, and/or (C) pursue and enforce any of Payee’s rights and remedies available pursuant to any applicable law or any Loan Document (including, without limitation, the right under the Pledge Agreement to replace ExchangeRight as the owner of any SPE).

Section 9. Usury Laws. Regardless of any provisions contained in this Note, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum rate permitted by applicable law, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forth with be paid to Maker.

Section 10. Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, Maker agrees to pay all reasonable costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees, including all costs of appeal.

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Section 11. Governing Law. This Note shall be governed by, and construed in accordance with, the law of the State of California.

Section 12. No Waiver; Amendment. No acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a waiver of the right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted under this Note or by any applicable laws. Maker hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Payee shall not be deemed to be a waiver of any rights or remedies of Payee under this Note or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee specifically, unequivocally and expressly agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

Section 13. ENTIRETY. THIS NOTE AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE, AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

[Remainder of page intentionally left blank; signatures follow.]

5

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the day and year first above written.

MAKER:

ExchangeRight Real Estate, LLC, a California limited liability company

By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Manager

- Signature Page to Amended and Restated Secured Revolving Note dated April 4, 2022 -

EXHIBIT B

FORM OF AMENDED AND RESTATED SUBORDINATION AGREEMENT

AMENDED AND RESTATED SUBORDINATION AGREEMENT

This Amended and Restated Subordination Agreement is made as of April 4, 2022 by and between the undersigned limited liability company members (collectively, the “Members”) of ExchangeRight Real Estate, LLC, a California limited liability company (“ExchangeRight”), and ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (“Company”).

RECITALS

A. The parties entered that certain Subordination Agreement dated as of February 28, 2019 (the “Original Agreement”).

B. The parties entered that certain Amended and Restated Subordination Agreement dated as of May 18, 2020 (the “First A&R Agreement”).

C. The parties entered that certain Amended and Restated Subordination Agreement dated as of March 2, 2021 (the “Second A&R Agreement”).

D. The parties entered that certain Amended and Restated Subordination Agreement dated as of November 8, 2021 (the “Third A&R Agreement”).

E. Company will provide a revised financing facility to ExchangeRight (the “Revised Facility”) and disburse draws under the Revised Facility (“Disbursements”) to ExchangeRight for ExchangeRight to use to fund ExchangeRight Income Fund RSLCA, LLC, a Delaware limited liability company (the “SPE”), which the SPE will use to fund the acquisition and financing of properties directly by the SPE or indirectly by the SPE through other special purpose entities, pursuant to the Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement, dated the date hereof, by and between Company and ExchangeRight, as may be amended, modified, supplemented or restated hereafter (the “Restated Loan Agreement”) and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Restated Loan Agreement.

F. The Members entered into that certain Amended and Restated Operating Agreement of ExchangeRight dated March 31, 2014, as amended (the “Operating Agreement”) and are the sole members of ExchangeRight.

G. In order to induce Company to make Disbursements, the Members are willing to subordinate their Distributions (as defined in the Operating Agreement), including, but not limited to, any Distributions pursuant to Articles IV or XIII of the Operating Agreement (collectively, “Distributions”) for the benefit of Company as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, with reference to the foregoing Recitals, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Members hereby acknowledge and agree to subordinate to Company the payment of any Distributions to the prior payment of any obligations due under the Revised Facility which have been accrued and are owed to Company, including any increases in the Facility Amount (as defined in the Restated Loan Agreement) pursuant to the terms of the Restated Loan Agreement. The Members acknowledge and agree that the prior payment of obligations due under the Revised Facility, which have been accrued and are owed to Company, are senior in rights to Distributions paid to the Members. For the avoidance of doubt, Company acknowledges and agrees that as long as ExchangeRight is current on its payment obligations owed to Company, Distributions may be made freely and without limit to the Members.

2. Company acknowledges and agrees that notwithstanding anything to the contrary herein Company shall not have any security interest in ExchangeRight’s net profits nor in any limited liability company membership interests owned by the Members.

3. The Members shall promptly deliver to Company in the form received (except for endorsement or assignment by the Members where required by Company), for application to the payment of obligations due under the Revised Facility which have been accrued and are owed to Company, any Distributions received by the Members with respect to Company other than in accordance with this Agreement.

4. This Agreement shall remain effective for so long as any obligations remain outstanding under the Restated Loan Agreement or other Loan Documents and have not been repaid to Company pursuant to the terms of the Restated Loan Agreement or other Loan Documents.

5. This Agreement shall bind any successors or assignees of the Members and shall benefit any successors or assigns of Company.

6. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in either Tagged Image Format Files or Portable Document Format shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Members and Company submit to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California.

8. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. This Agreement may be amended only by written instrument signed by the Members and Company.

9. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[Remainder of page intentionally left blank; signatures follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Members”

/S/ DAVID FISHER
David Fisher

/S/ JOSHUA UNGERECHT
Joshua Ungerecht

/S/ WARREN THOMAS
Warren Thomas

“Company”

ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership,

By:	ExchangeRight Income Fund, a Maryland statutory trust; its general partner

By:	ExchangeRight Income Fund Trustee, LLC, a Delaware limited liability company; its Trustee

By:	ExchangeRight Real Estate, LLC, a California limited liability company; its sole member

By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Manager

- Signature Page to Amended and Restated

Subordination Agreement dated April 4, 2022 -

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EXHIBIT C

FORM OF PLEDGE AGREEMENT

AMENDED AND RESTATED MEMBERSHIP INTEREST PLEDGE AGREEMENT

This AMENDED AND RESTATED MEMBERSHIP INTEREST PLEDGE AGREEMENT, dated as of April 4, 2022 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), is made by and between ExchangeRight Real Estate, LLC, a California limited liability company (the “Pledgor”), in favor of ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (the “Company”).

RECITALS

A. The parties entered that certain Membership Interest Pledge Agreement dated as of February 28, 2019 (the “Original Agreement”).

B. The parties entered that certain Amended and Restated Membership Interest Pledge Agreement dated as of May 18, 2020 (the “First A&R Agreement”).

C. The parties entered that certain Amended and Restated Membership Interest Pledge Agreement dated as of March 2, 2021 (the “Second A&R Agreement”).

D. The parties entered that certain Amended and Restated Membership Interest Pledge Agreement dated as of November 8, 2021 (the “Third A&R Agreement”).

E. The Company will provide an increased financing facility to Pledgor (the “Revised Facility”) and disburse amounts under the Revised Facility (“Disbursements”) to the Pledgor for the Pledgor to use make capital contributions to ExchangeRight Income Fund RSLCA, LLC, a Delaware limited liability company (the “SPE”), which capital contributions the SPE will use directly or through other entities (either wholly owned by the SPE or in which the SPE is an equity holder with other persons) to fund the acquisition, financing, or inventorying of single-tenant, net-leased retail and healthcare real estate properties throughout the United States, net leased under leases to investment-grade or other creditworthy tenants, pursuant to the Amended and Restated Uncommitted Senior Revolving Secured Line of Credit Agreement, dated the date hereof, by and between Company and Pledgor as may be amended, modified, supplemented or restated hereafter (the “Restated Loan Agreement”) and the other Loan Documents.

F. The parties have entered into this Agreement to amend and restate the Third A&R Agreement and this Agreement is given by the Pledgor in favor of the Company to secure the payment and performance of all of the Secured Obligations (as defined below).

G. It is a condition to the obligations of the Company to make each Disbursement that the Pledgor execute and deliver this Agreement and that it remain in full force and effect.

ARTICLE I

ARTICLE II

AGREEMENT

NOW, THEREFORE, with reference to the foregoing Recitals, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions.

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c) For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Restated Loan Agreement and the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” means the occurrence of any of the following events or conditions (each an “Event of Default”): (i) the breach of any material representation, obligation or covenant of Pledgor set forth in this Agreement, which is not cured within 15 business days following Pledgor’s receipt of written notice of such default; or (ii) an Event of Default under the Restated Loan Agreement, the Note or any other Loan Document.

“Pledged Membership Interests” means the membership interests described in Schedule 1 hereto, and, if applicable, the certificates, instruments and agreements representing the Pledged Membership Interests and includes any securities or other interests, howsoever evidenced or denominated, received by the Pledgor in exchange for or as a distribution on or otherwise received in respect of the Pledged Membership Interests.

“Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all distributions or other income from the Pledged Membership Interests, collections thereon or with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Pledge. The Pledgor hereby pledges, assigns and grants to the Company, and hereby creates a continuing security interest in favor of the Company in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a) the Pledged Membership Interests; and

(b) all Proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the foregoing.

3. Secured Obligations. The Collateral secures the payment and performance of the obligations of the Pledgor from time to time arising pursuant to the terms of the Restated Loan Agreement and the other Loan Documents or otherwise with respect to the due and punctual payment of any current monetary obligation which has accrued and/or is owed by Pledgor to Company with respect to the Revised Facility, including any increases in the Facility Amount (as defined in the Restated Loan Agreement) pursuant to the terms of the Restated Loan Agreement (collectively, the “Secured Obligations”).

4. Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledged Membership Interests have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. All information set forth on Schedule 1 relating to the Pledged Membership Interests is accurate and complete.

(b) The Pledgor is, and will be at times while any Secured Obligations remain outstanding, the sole, direct, legal and beneficial owner of the Collateral, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement and the Collateral represents 100% of the ownership interests in the SPE.

(c) The pledge of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(d) It has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

(e) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by the Pledgor or the performance by the Pledgor of its obligations hereunder.

(g) Neither the execution and delivery of this Agreement and the other Loan Documents nor the performance by ExchangeRight of its obligations hereunder and thereunder will cause any breach, default or violation of any applicable law or require the consent or approval of any court, governmental authority or other third party.

(h) In the event that any Collateral is a Security (as defined in the UCC), the Pledgor has taken all action required on its part for control (as defined in Section 8-106 of the UCC) to have been obtained by the Company over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Company has control or possession of all or any part of the Collateral. Without limiting the foregoing, all certificates, agreements or instruments, if any, representing or evidencing the Pledged Membership Interests in existence on the date hereof have been delivered to the Company accompanied by a duly executed assignment in blank in the form set forth on Schedule 2.

5. Distributions and Voting Rights.

(a) The Company agrees that, unless an Event of Default shall have occurred and be continuing, the Pledgor shall continue to have and exercise all of its rights as the sole holder of the Pledged Membership Interests.

(b) The Company agrees that the Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash and make distributions with respect to the Pledged Membership Interests.

6. Further Assurances.

(a) The Pledgor shall, at its own cost and expense, defend title to the Collateral and the security interest of the Company therein against the claim of any person claiming against or through the Pledgor and shall maintain and preserve such security interest for so long as this Agreement shall remain in effect.

(b) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Company may request, in order to perfect and protect any security interest granted hereby or to enable the Company to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(c) The Pledgor will not, without providing at least 30 days’ prior written notice to the Company, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Pledgor will, prior to any change described in the preceding sentence, take all actions requested by the Company to maintain the Company’s security interest in the Collateral.

7. Company Appointed Attorney-in-Fact. The Pledgor hereby appoints the Company the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default in the Company’s discretion to take any action and to execute any instrument which the Company may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same (but the Company shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

8. Company May Perform. If the Pledgor fails to perform any obligation contained in this Agreement, the Company may itself perform, or cause performance of, such obligation (including executing any document as power of attorney for the Company), and the expenses of the Company incurred in connection therewith shall be payable by the Pledgor; provided that the Company shall not be required to perform or discharge any obligation of the Pledgor.

9. Reasonable Care. The Company shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Company shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Company accords its own property, it being understood that the Company shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Company has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Company of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Company may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Pledgor at its notice address as provided in Section 14 hereof 10-days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Company may sell such Collateral on such terms and to such purchaser(s) as the Company in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Company may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Company arising out of the exercise by it of any rights hereunder. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Company or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Company nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.

(b) All rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5(a), or (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 5(b), shall immediately cease, and all such rights shall thereupon become vested in the Company, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral. The Company shall have the right to replace Pledgor with the Company or any of the Company’s assigns as a member of the SPE.

(c) Any cash held by the Company as Collateral and all cash Proceeds received by the Company in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Company to the payment of expenses incurred by the Company in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Company hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Company shall elect. Any surplus of such cash or cash Proceeds held by the Company and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(d) If the Company shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Pledgor agrees that, upon request of the Company, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

11. No Waiver and Cumulative Remedies. The Company shall not by any act (except by a written instrument pursuant to Section 13), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

12. Security Interest Absolute. The Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Company and liens and security interests hereunder, and all Secured Obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Pledgor against the Company; or

(g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by the Company that might vary the risk of the Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Pledgor or any other grantor, guarantor or surety.

13. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Company and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

14. Notices. Any notice, payment, report or any other communication required or permitted to be given by one party to the other party by this Agreement, unless otherwise specified herein, shall be in writing and either (a) served personally on the other party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other party at its address as indicated below, or to such other address as the addressee shall have theretofore furnished to the other party by proper notice, (c) delivered by commercial courier to the other party, or (d) sent by telefax to the other party at its telefax number indicated below or to such other telefax number as the party shall have theretofore furnished to the other party by proper notice, with machine confirmation of transmission.

If to the Pledgor:	ExchangeRight Real Estate, LLC 1055 E. Colorado Blvd., Suite 310
Pasadena, CA 91106 Attention: Investor Relations

If to the Company:	ExchangeRight Income Fund Operating Partnership, LP
1055 E. Colorado Blvd., Suite 310
Pasadena, CA 91106 Attention: Investor Relations

15. Continuing Security Interest; Further Actions. This Agreement shall create a continuing security interest in the Collateral and shall (a) subject to Section 16, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Company and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Company, which may be withheld in its sole discretion, and any purported assignment in contravention of this provision shall be null and void, ab initio.

16. Termination; Release. On the date on which the Secured Obligations have been paid and performed in full, the Company will, at the request and sole expense of the Pledgor, (a) duly deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Company, together with any monies at the time held by the Company hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

17. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of California.

18. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLEDGOR:

ExchangeRight Real Estate, LLC

By:	/S/ WARREN THOMAS
Name:	Warren Thomas
Title:	Manager

COMPANY:

ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership,

By:	ExchangeRight Income Fund, a Maryland statutory trust; its general partner

By:	ExchangeRight Income Fund Trustee, LLC, a Delaware limited liability company; its Trustee

By:	ExchangeRight Real Estate, LLC, a California limited liability company; its sole member

By:	/S/ WARREN THOMAS
Name:	Warren Thomas
Title:	Manager

- Signature Page to Amended and Restated

Pledge Agreement dated April 4, 2022 -

Schedule 1

PLEDGED MEMBERSHIP INTERESTS

100% of the Membership Interests in ExchangeRight Income Fund RSLCA, LLC, a Delaware limited liability company.

SCHEDULE 2

MEMBERSHIP INTEREST ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ExchangeRight Income Fund Operating Partnership, LP the 100% of the membership interest of ExchangeRight Income Fund RSCLA, LLC, a Delaware limited liability company, and irrevocably appoints ExchangeRight Income Fund Operating Partnership, LP its agent and attorney-in-fact to transfer all or any part of such membership units and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act on its behalf. The effectiveness of a transfer pursuant to this assignment shall be subject to any and all transfer restrictions, if any, referenced on the face of the certificates evidencing such interest, if any, or in the articles of organization or limited liability company agreement of the subject company, to the extent they may from time to time exist.

ExchangeRight Real Estate, LLC

By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Manager